UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2009

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2009, NVIDIA Corporation announced that, effective February 27, 2009, David L. White had been appointed to the position of Executive Vice President and Chief Financial Officer of NVIDIA. Mr. White replaces Marvin D. Burkett, whose decision to retire was disclosed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2008. Mr. Burkett is expected to continue to serve as a senior advisor to NVIDIA assisting in the transition.

From August 2004 to February 2009, Mr. White, age 53, served as the Executive Vice President of Finance and Chief Financial Officer of Sanmina-SCI Corporation, a global provider of customized, integrated electronics manufacturing services to original equipment manufacturers in the communications, enterprise computing and medical industries and various other end markets. From 2003 to 2004, Mr. White was Senior Vice President and Chief Financial Officer of Asyst Technologies, Inc., a provider of integrated hardware and software automation solutions that enhance semiconductor and flat-panel display manufacturing productivity. Mr. White served as President and Chief Executive Officer of Candescent Technologies Corporation, a developer of field emission display technology for next-generation thin flat-panel displays, and held various other positions, from 1995 to 2002. Mr. White holds a B.S. degree from Brigham Young University and an M.B.A. from the University of Washington.

Mr. White’s offer letter dated January 28, 2009, or the Offer Letter, provides that Mr. White will be employed by NVIDIA “at will” and contains the following additional terms:

1.	he will receive an annual base salary of $425,000;

2.	he will be eligible to earn annual incentive compensation, with a potential target for fiscal year 2010 of $385,000, which will be prorated from his start date. Fifty percent (50%) of the annual incentive compensation will be based on our performance against certain corporate objectives and fifty percent (50%) of the annual incentive compensation will be based on his achievement of key objectives established for him by NVIDIA. If Mr. White leaves NVIDIA for any reason prior to end of fiscal year 2010 or the date of distribution, no incentive compensation will be paid;

3.	he will receive a signing bonus of $200,000, payable in four equal quarterly installments on the third, sixth, ninth and twelfth month anniversaries of his start date, subject to his continued employment;

4.	he will receive an option to purchase up to 450,000 shares of NVIDIA common stock with an exercise price equal to the fair market value of one share of NVIDIA common stock on the date of grant, vesting quarterly in equal allotments over four years beginning on Mr. White’s start date, or the Initial Grant. The Initial Grant will have a term of six years. The terms of the Initial Grant will be governed by the terms of our 2007 Equity Incentive Plan which is filed as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on June 27, 2007. In the event that Mr. White’s employment is involuntarily terminated as a direct result of the successful completion of an Acquisition (as defined in the Offer Letter) of NVIDIA within the first twelve months of his employment, the vesting of the Initial Grant will be accelerated such that twenty-five percent (25%) of the Initial Grant will be vested as of the date his employment is terminated;

5.	he will be eligible to participate in our 1998 Employee Stock Purchase Plan, which is filed as Exhibit 10.2 to our 10-Q for the quarterly period ended April 27, 2008, filed with the Securities and Exchange Commission on May 22, 2008; and

6.	he will be eligible to participate in our comprehensive benefits programs.

A copy of the Offer Letter is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Offer Letter is subject to, and qualified in its entirety by, the Offer Letter.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Offer letter, dated January 28, 2009, between NVIDIA Corporation and David L. White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

Date: February 27, 2009	By:	/s/ David M. Shannon
David M. Shannon
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter, dated January 28, 2009, between NVIDIA Corporation and David L. White.